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                                                 EXHIBIT 10.73
GAS SALES AGREEMENT

              This Agreement is made and entered into as of the first day of August, 1992 by and between YANKEE GAS SERVICES COMPANY, a
Connecticut corporation ("Buyer"), and NATURAL GAS CLEARINGHOUSE, a Colorado partnership with its principal office located at 13430
Northwest Freeway, Suite 1200, Houston, Texas 77040 ("Seller"), both Buyer and Seller sometimes referred to collectively as "Parties" or singularly as "Party".

I.Definitions

        1.1 "Agreement" means the provisions of this document and those contained in Exhibits "A" and "B" attached hereto, as such may be amended from time to time.

         1.2 "Btu" (British Thermal Unit) means the amount of heat energy required to raise the temperature of one avoirdupois pound of water from fifty-nine-degrees Fahrenheit (59oF) to sixty degrees Fahrenheit (60oF), as determined on a dry basis.

         1.3 "Contract Year" shall mean a period of twelve (12) consecutive months from the date first written above, and annually thereafter.

         1.4 "Delivery Point(s)" shall be the point or points identified in Exhibit "A" hereto, and shall include both Primary
Delivery Point(s) and Secondary Delivery Point(s).

         1.5  "Demand Charge" shall have the meaning set forth in
Article V herein.

         1.6 "FERC" means the Federal Energy Regulatory Commission or any successor government authority.

         1.7 "Gas" or "Natural Gas" means the effluent vapor stream (including Liquid Hydrocarbons) in its natural state produced from wells, including all hydrocarbon and nonhydrocarbon constituents and including casinghead gas produced with crude oil, residue gas resulting from the processing of gas, well gas or casinghead gas, liquefied natural gas (LNG) in either liquid or vapor phase, gas redelivered from storage from storage fields or wells, or propane.

         1.8  "Index Price" shall have the meaning set forth in
Article V hereof.

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         1.9(a)    "Liquefiable Hydrocarbons" means any hydrocarbons
contained in the vapor phase of the Gas stream which can be liquefied and extracted from the Gas by means of lean oil processing, cryogenic processing, or other means, and shall in any case mean natural gasoline (iso-pentanes plus heavier hydrocarbons), butane, propane, and ethane and entrained methane.

         1.9(b)    "Liquid Hydrocarbons" means any hydrocarbons
which, in their natural state, are liquids and shall include any Liquefiable Hydrocarbons that condense out of the Gas stream during production or transportation.

         1.10 "Maximum Daily Quantity" or "MDQ" means ******** of Gas per day, plus fuel requirements to deliver Gas from the Delivery
Point(s) to Buyer s city-gate stations as imposed by Tennessee under its FERC-approved tariff, as such may be revised from time to time.

         1.11 "MMBtu" means one million (1,000,000) Btu.

         1.12 "Monthly Nominated Quantity" shall have the meaning set forth in Paragraph 2.2(a) herein.

         1.13 "Nomination Day", when used in the context of nominations given to Tennessee, means (i) in the case of Gas to flow on Tuesday through Saturday of any week, the Monday of that week through the following Friday and (ii) in the case of Gas to flow on Sunday or Monday, the preceding Saturday. The end of a Nomination Day for each different type of nomination shall coincide with the deadline for each such nomination as set forth in Tennessee s tariff, as such may be revised from time to time.

         1.14 "Primary Delivery Point(s)" shall have the meaning set forth in Paragraph 4.1 herein.

         1.15 "Secondary Delivery Point(s)" shall have the meaning set forth in Paragraph 4.1 herein.

         1.16 "Transporter" means the pipeline(s) transporting the Gas delivered under this Agreement from the source of supply to the Delivery Point(s).

         1.17 "Tennessee" means Tennessee Gas Pipeline Company.


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II. Quantity


         2.1 Subject to the other provisions of this Agreement, Seller shall sell and deliver and Buyer shall purchase and receive, on a firm basis, the MDQ, which, as defined, includes such additional quantities of Gas as may be necessary to account for fuel requirements to deliver Gas from the Delivery Point(s) to Buyer s city-gate stations as imposed by Tennessee under its FERC-approved tariff, as such may be revised from time to time.

         2.2(a)    On or before three (3) Nomination Days prior to
the earlier of the first-of-month nomination deadline for Transporter or Tennessee, Buyer shall notify Seller of the quantities of Gas, not to exceed the MDQ, that Buyer desires to purchase from Seller on each day of the coming month. The various quantities scheduled for the different days of each month shall collectively constitute the Monthly Nominated Quantity . Notwithstanding the foregoing, Buyer may nominate quantities in excess of the MDQ, and Seller shall exercise its best efforts to deliver the excess quantities. Such excess volumes shall not form a part of the Monthly Nominated Quantity. To the extent practicable, deliveries and receipts of Gas on each day shall be at uniform hourly rates of flow.

         2.2(b)    Buyer shall have the right to purchase on any day
during a month a daily quantity of Gas ********, in accordance with Paragraph 2.2(a); provided, however, that no daily quantity, nominated pursuant to Paragraph 2.2(a), ********; and provided, further, that Buyer may ********.

         2.2(c)    Following Buyer s nomination of the Monthly
Nominated Quantity, and in the event that Buyer experiences a reduction in demand for system supply, Buyer may ********. If Buyer decreases its purchases as provided herein, such a decrease shall be treated ******** the Monthly Nominated Quantity as provided in Paragraph 2.9. Buyer s notice to decrease purchases shall include a good faith estimate of the duration of such decrease and a statement of the reason for such decrease. At any time during a month, Buyer may ********, by providing Seller with notice of Buyer s request to ******** at least two (2) Nomination Days prior to Tennessee s nomination deadline to implement such changes. The Index Price for such increases over the original quantities nominated pursuant to Paragraph 2.2(a)
( first-of-month nominations ) shall be as set forth in Paragraph
5.1(c) hereof.


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         2.3  Buyer and Seller shall cooperate to ensure that
nominations are timely made to Transporter and that such nominations reflect the actual expected deliveries and receipts. Seller shall be responsible for nominations upstream from the Delivery Point(s) nominated by Buyer; and Buyer shall be responsible for nominations downstream from such Delivery Points(s) unless Seller is delegated or assigned pursuant to
Article III hereof any of Buyer's rights under Buyer's firm transportation agreement with Tennessee, in which case Seller shall be responsible for nominations pursuant to such delegation or assignment.

         2.4 If either Party becomes aware of any reason why the quantities established or nominated in accordance with this
Article II may not be delivered or taken, then that Party shall notify the other Party as soon as possible. The Parties will cooperate to ensure that corrected nominations are provided to Transporter as soon as possible. Nothing in this Section 2.4 shall affect the time limitations and notice requirements set forth elsewhere in this Article II.

         2.5 Should Buyer fail to nominate or take a quantity of Gas in accordance with this Article II and should such failure result in the imposition of a penalty, charge, or expense, then, as between the Parties, Buyer shall be liable, and hold Seller harmless, for such amount. Should Seller fail to nominate or deliver a quantity of Gas in accordance with this Article II and should such failure result in the imposition of a penalty, charge, or expense, then, as between the Parties, Seller shall be liable, and hold Buyer harmless, for such amount.

         2.6 Seller will have and, subject to Article XI hereof, will maintain throughout the term of this Agreement such valid contracts and Gas supply available to Seller for resale to Buyer, capable of being delivered to the Delivery Point(s) for the account of Buyer, as will enable Seller to satisfy one hundred percent (100%) of the quantity nominated by Buyer from time to time under the terms of this Agreement. Seller shall use its best efforts, to the extent operationally feasible, to supply Buyer from different supply sources in order to minimize the potential for a production-related force majeure occurrence. Seller will not release any Gas supply, or sell or commit to sell such supply to any other party if such release, sale, or commitment to sell would substantially impair the ability of Seller to satisfy its obligations to Buyer as set herein. Seller will notify Buyer within thirty (30) days of any change in availability of Seller s Gas supply or reserves that may

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   materially and adversely affect Seller s ability to satisfy its obligations to Buyer hereunder.

         2.7 Buyer and Seller acknowledge that their obligations hereunder are firm. If for any reason, including force majeure, Seller is unable to meet all of its firm sales obligations hereunder with Seller s available supplies, Seller will supply all of its obligations under this Agreement ********. Notwithstanding the foregoing, Seller shall be obligated to
********.

         2.8 (a)If Seller fails to sell and deliver the firm quantity of Gas nominated by Buyer pursuant to this Agreement, and if such failure is not otherwise excused under this Agreement, then, subject to Paragraph 2.8(c), Buyer s sole remedy shall be to obtain alternate supplies (including, for example, propane or penalty Gas) to cover the quantity not delivered by Seller (such alternate supplies obtained by Buyer are referred to as Deficiency Gas ) and collect from Seller an ********, for as long as Deficiency Gas is required ( Deficiency Gas Credit(s) ). The Deficiency Gas Credits shall then be multiplied by the Deficiency Gas quantity(ies). Provided, however, that Buyer and Seller may mutually agree on the Deficiency Gas arrangements to be undertaken; and provided, further, that in the absence of such an agreement, Buyer shall first use its best efforts (with due consideration given to all relevant circumstances) to ********.

         2.8(b)    Buyer s obtaining of Deficiency Gas and recovery
from Seller as specified in Paragraph 2.8(a), shall be limited to those firm quantities underdelivered and to the period of underdelivery; provided, however, that Buyer and Seller shall use their best efforts to arrange for the resumption of normal deliveries by Seller in a manner, and according to a schedule, that minimizes the total costs associated with obtaining
Deficiency Gas. Neither Party shall take unilateral action to resume normal deliveries until after discussing the proposed action with the other Party. Buyer s recovery from Seller of the Deficiency Gas Credits may be, at Buyer s choice, ********.

         2.8(c)    In order to recover the amounts provided in
Paragraph 2.8(a), Buyer must follow the procedures set forth in
this Paragraph 2.8(c).   Buyer must first notify Seller of its
intention to obtain Deficiency Gas from a third party. For no more than one (1) Nomination Day following receipt of such notification, Seller shall have the exclusive right to commence deliveries of Deficiency Gas; provided, however, that in order to allow Buyer to make adequate arrangements for obtaining its own Deficiency Gas, if necessary, Seller must give notice to Buyer of the exercise of such right prior to Buyer's deadline to

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arrange for its own Deficiency Gas.  If Seller fails to give the requisite notice within the applicable deadline or fails to commence deliveries within one (1) Nomination Day following receipt of notification from Buyer, Seller shall no longer have the exclusive right to supply Deficiency Gas, but shall be entitled to continue its efforts to arrange for the delivery of Deficiency Gas on a non-exclusive basis until Buyer notifies Seller that it has arranged for the purchase of Deficiency Gas from a third party. Subject to Section 2.8(b), in the event Buyer makes arrangements with a third party or parties for Deficiency Gas, Seller shall not have the right to supply Deficiency Gas for so long as Buyer is purchasing Deficiency Gas from a third party. If Buyer has commenced purchases of Deficiency Gas from such others, Buyer shall make reasonable efforts, if requested by Seller, to purchase Deficiency Gas from Seller.

         2.8(d)    Deliveries of Deficiency Gas by Seller under
Paragraph 2.8(c) shall be limited to those firm quantities underdelivered and to the period of underdelivery, and the Index Price for such Gas shall be as set forth in Paragraph 5.1(f) hereof.

         2.9(a)    If on any day during a month, Buyer fails to
purchase and receive the nominated quantity in effect for such day pursuant to Paragraph 2.2(a) hereof, then Seller s remedy shall be to ******** for those days as to which Buyer provides the notice to decrease purchases as provided in Paragraph 2.2(c). Such difference(s) shall then be multiplied by the quantities not taken by Buyer.

         2.9(b) Seller shall recover from Buyer the amount set forth in this Paragraph 2.9 by invoicing Buyer in accordance with
Article XIV of this Agreement, and Buyer shall pay Seller in accordance with Article XIV. The remedy stated in this Paragraph
2.9 shall be Seller s exclusive remedy for Buyer s failure to purchase and receive the nominated quantity, and all other remedies are hereby waived.

         2.10 In the event of an interruption, proration, or curtailment of quantities to be delivered to Buyer hereunder due to force majeure, as defined in Article XI hereof, the measures set forth in the following Sections 2.10(a) through 2.10(g) shall apply. The Parties acknowledge that Seller may not have firm transportation arrangements in place permitting delivery of Gas to the Harrison Delivery Point, as defined in Section 2.10(a), or to any Secondary Delivery Point(s). The Parties further acknowledge and agree that nothing in Sections 2.10(a) through

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2.10(g) shall be construed to require Seller to enter into any such firm transportation arrangements or to hold Seller liable in any fashion for failing to enter into such firm transportation arrangements.

         2.10(a)   If a force majeure event occurs upstream of
Tennessee s interconnection with CNG Transmission Corporation at Tennessee s meter 060004 (the Harrison Delivery Point ) and ********. Buyer shall assist Seller in making arrangements to deliver Gas in accordance with this Paragraph.

         2.10(b)   If a force majeure event occurs upstream of the
Harrison Delivery Point and Seller does not have the ability to transport and deliver at the Harrison Delivery Point the entire quantity of firm Gas nominated by Buyer hereunder, ********. If prorationing is applicable, Buyer s pro rata share of Gas shall be calculated after deduction of a quantity of Gas not to exceed ********. In the event the third-party purchasers ******** do not nominate and take delivery of the ********, the volumes not nominated and delivered shall be considered available for pro rata delivery to Buyer and other similarly situated firm customers of Seller.

         Notwithstanding the foregoing, the Parties recognize that the ******** applies only to Gas ********, and, consequently, Buyer shall be entitled to receive no less than its pro rata share of Gas ********.

         As an illustration of the foregoing, if Buyer nominates ******** and Seller has the ability to transport and deliver only ******** at the Harrison Delivery Point, and Seller has the ability to deliver an ********, then after supplying Buyer with ******** at any Delivery Point(s), the next ******** of supply may be subject to the ******** available for pro rata delivery to Buyer and Seller s remaining firm customers. If in the preceding illustration the ******** nominate and take delivery of only ********, an additional ******** is available for Buyer and for Seller s remaining firm customers on a pro rata basis.

         The Index Price for Gas sold and delivered at Secondary Delivery Point(s) under this Paragraph 2.10(b) shall be as set forth in Paragraph 5.1(d) hereof. The Index Price for Gas sold and delivered under alternate arrangements satisfactory to Seller and Buyer shall be as set forth in Paragraph 5.1(e) hereof.


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         2.10(c)   If a force majeure event occurs at or downstream
of the Harrison Delivery Point, Seller, at Buyer s option, shall use its best efforts to provide a supply of Gas accessible to Buyer s facilities, including, but not limited to, ********.
Buyer shall assist Seller in making arrangements to deliver Gas in accordance with this Paragraph. The Index Price for Gas sold and delivered under this Paragraph 2.10(c) shall be as set forth in Paragraphs 5.1(d) and/or 5.1(e) hereof, as applicable.

         2.10(d)   Subject to Paragraph 2.10(e), in supplying Gas to
Buyer under Paragraphs 2.10(b) and (c), Seller must (i) first provide Buyer with notice of its proposed supply arrangements (including price); (ii) provide Buyer with a reasonable opportunity (commensurate with the circumstances in obtaining such supply) to decline to purchase such Gas; and (iii) make all necessary arrangements to deliver such Gas if Buyer does not decline to purchase such Gas within a reasonable time
(commensurate with the circumstances in obtaining such supply) after receiving Seller's notice of proposed arrangements.
Provided, however, that Seller shall not be required to provide Buyer with such notice and opportunity to decline to purchase such Gas if Seller determines in its reasonable discretion that the delay associated with such procedures may jeopardize or adversely affect Seller s ability to acquire such supply of Gas for delivery to Buyer; and provided, further, that in such event Seller shall be entitled to acquire such supply for sale and delivery to Buyer, and the Index Price for such supply shall be as provided in Paragraph 5.1(d). Buyer s declining to purchase such Gas will relieve Seller of its obligation to deliver Gas under this Paragraph 2.10 for the duration of, and to the extent of, such force majeure event. Buyer's declining to purchase such Gas shall not constitute a failure to take under Paragraph 2.9 hereof, and Seller shall not be considered to have failed to deliver under Paragraph 2.8 hereof. In the event Buyer declines to purchase Gas pursuant to this Paragraph 2.10(d), purchases and deliveries of Gas shall resume immediately upon termination of the force majeure event.

         2.10(e)   If a delegation or assignment is in effect
pursuant to Paragraph 3.1 hereof and Buyer is able to purchase a Gas supply that is within the area subject to the delegation or assignment and appropriate transportation is available, then Buyer shall have the right to require Seller to nominate such supply ("Buyer-requested supply") for transportation and delivery pursuant to Seller s authority under the delegation or assignment. Seller s failure to nominate a Buyer-requested supply ********; provided, however, that Seller shall not be


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subject to such remedy if it properly nominates such supply for transportation and delivery and Buyer s failure to receive such supply is the fault of either Buyer or some third party; and provided, further, that Buyer s failure to receive such supply for any reason whatsoever shall never be deemed a failure to take under Paragraph 2.9 hereof.

         2.10(f)   Buyer shall assist Seller in making arrangements
to deliver Gas in accordance with this Paragraph.

         2.10(g)   The actions described in this Paragraph 2.10 are
in addition to any other actions which the Parties may undertake to remedy or mitigate a force majeure condition.

III. Transportat ion

          3.1 During the term of this Agreement, Buyer and Seller may agree that certain of Buyer's transportation rights and responsibilities may be delegated or assigned to Seller. In such event, the Parties shall deliver and execute mutually agreeable documents fully setting forth the terms of such delegation or assignment and the rights and responsibilities associated therewith. Subject to Tennessee s offering an Operational
Balancing Agreement ( OBA ) or similar agreement on terms and conditions agreeable to Seller, Seller agrees that it will, at all times during the delivery and receipt of Gas, have an OBA or similar agreement in effect with Tennessee for the purpose of reducing the potential for imbalances under this Agreement. Seller shall not be in breach of this provision, however, if Seller is not able to obtain or maintain an OBA or similar agreement due to no fault of Seller.

IV. Delivery Point(s)

            4.1 The Primary Delivery Point(s) and Secondary Delivery Point(s) shall be as set forth in Exhibit "A" hereto, as such may be amended from time to time. Such Delivery Point(s) shall be the point(s) at which title to the Gas passes to Buyer and the point(s) at which Gas is delivered for the account of the Buyer.

         4.2 Seller shall be allowed to deliver Gas to Secondary Delivery Point(s) in accordance with Buyer s transportation agreement with Tennessee. Buyer agrees to use its best efforts to add or delete Primary Delivery Point(s) upon the reasonable request of Seller and to affirmatively seek such changes in its transportation agreement with Tennessee. The Parties agree to prepare, execute, and deliver an appropriate revised Exhibit "A" to reflect such changes in Delivery Point(s).

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V. Price

       5.1 The price to be paid for Gas sold in accordance with this Agreement shall be as set forth below:

         5.1(a)    Demand Charge

         The Demand Charge shall be calculated by multiplying ********. The Demand Charge, as calculated herein, shall be paid monthly by Buyer, based on the MDQ, ********.

         5.1(b)    Index Price

         Except as provided in Paragraphs 5.1(c) through (f) hereof, Buyer shall also pay Seller an Index Price for all quantities of Gas purchased and received each month by Buyer under this Agreement, as follows:

         (i) The Index Price under this Paragraph 5.1(b) shall be determined using the prices reported for the month of delivery in the ********.

         (ii) If a delegation or assignment is in effect pursuant to
Article III hereof, a ******** applicable to all quantities sold and delivered hereunder, irrespective of the source of the Gas, shall be computed by ********:

         ********

         (iii) If no delegation or assignment is in effect pursuant to Article III hereof, the Index Price shall be the price reported for the month of delivery in the ******** under the applicable heading as designated below:

         ********

         5.1(c)    In addition to the Demand Charge under Paragraph
5.1(a), Buyer shall also pay Seller, for all quantities of Gas purchased by Buyer in excess of its first-of-month nominations pursuant to Paragraph 2.2(c) hereof, an ********. If the Parties are unable to agree on such a price, then the Index Price for such Gas shall be a ********:

         ********





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         5.1(d)    In addition to the Demand Charge under Paragraph
5.1(a), Buyer shall also pay Seller, for all quantities of Gas sold and delivered to Buyer at Secondary Delivery Point(s) pursuant to Paragraphs 2.10(b) and (c), an Index Price, which shall be a ********. If the Parties are unable to agree on the price prior to delivery, ********. In such circumstances the Commodity Charge payable to Seller shall be the greater of:

          (i) ********. If there is no Index Price ********, then the Index Price for each Secondary Delivery Point where such Gas is delivered shall be the ********.

         or

         (ii) The ******** that reflects, through the exercise of its best efforts, the ******** Seller s delivery obligation under
         Section 2.10(b) or (c), as applicable, ******** by Seller in delivering the Gas (or causing it to be delivered) to the Secondary Delivery Point, ********.

In the event Seller determines that the Index Price is based on
(ii) above, Seller shall furnish Buyer with documentation sufficient to permit Buyer to verify that Seller exercised its best efforts to ********. In determining reasonable costs for purposes of Paragraph 5.1(d)(ii), due consideration shall be given to all relevant circumstances.

         5.1(e)    In addition to the Demand Charge under Paragraph
5.1(a), Buyer shall also pay Seller, ********. If the Parties are unable to agree on such a price, then the Index Price shall be one ********. In determining ******** for purposes of this Paragraph 5.1(e), due consideration shall be given to all relevant circumstances.

         5.1(f) In addition to the Demand Charge under Paragraph 5.1(a), Buyer shall also pay Seller, ******** pursuant to Paragraph 2.8(c) hereof, ********; provided, however, that the Deficiency Gas Credit(s) applicable under Paragraph 2.8(a) hereof shall also apply to all such quantities of Deficiency Gas.

         5.2 The price as specified herein is a price per MMBtu as measured in accordance with this Agreement.

         5.3 Seller and Buyer hereby agree that all Gas purchased and sold under this Agreement is decontrolled and not subject to any maximum lawful price and is subject to all of the provisions of the Natural Gas Wellhead Decontrol Act of 1989.

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         5.4  In the event either ********, then the party which
becomes aware of such event shall notify the other party, and the parties shall attempt in good faith to select an alternate index. If, within thirty (30) days of receipt of such notice, the Parties have not reached agreement on an alternate index, then the issue of revised Index Prices shall be subject to arbitration pursuant to
Article XIII hereof.

VI.Responsibility

        6.1 Except as provided in any delegation or assignment of any of Buyer s transportation rights, all charges, expenses, fees, taxes, damages, injuries, and other costs incurred in or attributable to the handling or transportation of the Gas delivered in accordance with this Agreement (or otherwise caused by or attributable to the Gas) prior to delivery to Buyer at the Delivery Point(s) shall be the responsibility of Seller, as between the Parties hereto, and Seller shall indemnify, defend, and hold Buyer harmless from all such costs.

         6.2 Seller shall be responsible for the maintenance and operation of any of its facilities (including those it owns an interest in) and shall indemnify, defend, and hold Buyer harmless from any and all costs arising from any act or accident in connection with the installation, presence, maintenance, and operation of the facilities.

         6.3 All charges, expenses, fees, taxes (including sales or transfer taxes and other taxes levied on or in connection with the transactions under this Agreement by the state in which the Gas is consumed or otherwise used), damages, injuries, and other costs incurred in or attributable to the purchase and transfer, transportation, and handling of the Gas (or otherwise caused by or attributable to the Gas) from and after delivery shall be the responsibility of Buyer, as between the Parties hereto, and Buyer shall indemnify, defend, and hold Seller harmless from all such costs.

         6.4 Except as provided in Article XII herein, Buyer warrants that it has all necessary regulatory approvals and authorizations for the purchase of Gas by Buyer hereunder.

         6.5 Buyer shall be responsible for the maintenance and operation of any of its facilities (including those it owns an interest in) and shall indemnify, defend, and hold Seller harmless from any and all costs arising from any act or accident in connection with the installation, presence, maintenance, and operation of the facilities.

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         6.6  As used in this Agreement, "indemnify, defend, and hold harmless," means that the indemnifying Party shall pay any and all costs incurred by the indemnified Party (including, but not limited to, attorneys fees and court costs) associated with or relating to any breach of warranty or any responsibility or risk assigned to the indemnifying Party under this Agreement.

VII.Term


         7.1 The term of this Agreement shall commence as of the date first written above. However, the ********, and, subject to Paragraphs 7.2 and 11.4, shall continue for a term of ******** Contract Years thereafter; provided, however, that the term shall be extended to the next April 1st if the term hereof would otherwise expire between November 1st of any Contract Year and the following March 15th.

         7.2 The term of this Agreement shall be extended beyond the period described in Paragraph 7.1 for additional successive
Contract Years, unless terminated by either Party by giving
******** prior notice of such termination.

VIII. Measurement


         8.1 The quantity of Gas delivered at the Delivery Point(s) shall be calculated from the measurements taken by Tennessee at the Delivery Point(s) and from the heating value determined by the instruments operated by Tennessee at the Delivery Point(s).
The unit of measurement shall be one MMBtu.

                         IX. Quality and Pressure

         9.1 The Gas delivered to Buyer at the Delivery Point(s) shall be of merchantable quality and shall meet the quality and pressure specifications (including the specifications regarding heating content) of Tennessee s FERC-approved tariff. If any of the Gas delivered hereunder fails to meet the quality and pressure specifications described in this paragraph, then Buyer will have the right to refuse to accept deliveries of such nonconforming Gas, and, should Seller be unable to replace the nonconforming Gas on the day it was rejected, such failure shall be deemed to be a failure by Seller to sell and deliver a quantity of Gas under Paragraph 2.8 hereof.

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.

         9.2 To the extent Buyer accepts Gas delivered by Seller at the Delivery Point(s), Seller shall be deemed to have complied with the quality specifications contained herein.

         9.3 Seller shall cause the Gas to be delivered to Buyer at a pressure sufficient to enable the Gas to enter Transporter s pipeline at the Delivery Point(s). In the event Seller does not provide any necessary compression, Buyer may, without affecting any other remedies it may have, provide or arrange for the provision of such compression and withhold the costs of such compression from Seller s payments.

X. Processin g

          10.1 Subject to the requirements of Article IX, Seller may process the Gas to remove any Liquid Hydrocarbons or Liquefiable Hydrocarbons prior to and after the delivery of the Gas to Buyer at the Delivery Point(s). In the event Seller elects to process the Gas, any hydrocarbons so removed shall be Seller s sole responsibility and all costs (including related transportation costs) shall be paid by Seller, and Seller shall indemnify, defend and hold Buyer harmless therefrom. In the event Seller elects to process Gas downstream of the Delivery Point(s), Seller shall deliver into Buyer s transportation agreement with Tennessee without charge to Buyer any additional quantities of Gas necessary to account for any reduction in quantity and/or heating value that may result from such processing.

XI. Force Majeure

     11.1 In the event that either Seller or Buyer is rendered unable, by reason of an event of force majeure, to perform wholly or in part, any obligation or commitment set forth herein, then, provided that such Party gives notice and reasonably full particulars of such event as soon as practicable after the occurrence thereof, the obligations of both parties, except for unpaid financial obligations arising prior to such event of force majeure, and except for the alternative delivery options arising under Paragraph 2.10 hereof, shall be suspended to the extent of, and insofar as they are affected by, such force majeure event and for the duration of the force majeure event.

         11.2 The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts, or industrial disputes or disturbances, civil disturbances, arrests and restraints of rulers and peoples, interruptions by government or court orders, necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction, acts of the public enemy, war, riots, blockades, insurrections, inability to secure labor or materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, inability to obtain Gas supplies at any price, epidemics, landslides, lightning, earthquakes, fire, storms, floods, washouts, inclement weather that would necessitate extraordinary measures and expense to construct facilities and/or maintain operations, explosions, breakage or accident to machinery or wells or lines of pipe, freezing of wells or pipelines, inability to obtain or delays in obtaining easements or rights of way, shutting-in of facilities for the making of repairs, alterations, or maintenance to wells, pipelines, or plants, or any other cause not reasonably within the control of the Party claiming force majeure; provided, however, that neither the loss of markets by Buyer nor the inability of Seller to acquire supplies at prices satisfactory to Seller shall be considered force majeure events.

         11.3 To the extent such force majeure situation can be mitigated or eliminated by the exercise of due diligence by the Party claiming force majeure, such Party shall act to remedy the situation with all reasonable dispatch; provided, however, that settlement of strikes and lockouts will be entirely within the discretion of the Party affected, and the requirement that any event of force majeure be remedied with all reasonable dispatch will not require the settlement of strikes and lockouts by acceding to the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the Party having the difficulty.

         11.4 If during the term of this Agreement either Party claims a suspension of obligation by reason of one or more events of force majeure and if such suspension extends for thirty (30) days or more, then the term of this Agreement will be extended by the number of days for which such force majeure condition is claimed.

XII. Government Regulation

          12.1 This agreement shall be subject to all valid applicable state, federal, and local laws, rules, and regulations; and either Party hereto shall be entitled to regard all such laws, rules, and regulations as valid and may act in accordance therewith until such time as the same may be held invalid by final judgment in a court of competent jurisdiction. Nothing herein shall be taken to preclude Buyer or Seller or both from contesting the validity of any such laws, rules, or regulations.

         12.2 If at any time during the term of this Agreement any governmental authority shall take any action whereby the purchase, sale, delivery, transportation, redelivery, or resale of Gas as contemplated hereunder is proscribed or made subject to terms, conditions, regulations, restraints, or rate or price controls that
(i) would render the performance of this Agreement impossible or commercially impracticable or (ii) would cause the cost of continued performance by the Seller hereunder to be more than the amounts to be received by the Seller hereunder, or (iii) would cause the Buyer to be unable to recover from its resale customers the cost of Gas purchased hereunder ("adverse governmental action"), then the Party so affected may elect to renegotiate the terms of this Agreement as reasonably necessary to eliminate the effect of such adverse governmental action. If the Parties are unable, after thirty (30) days following the date on which a Party s election to renegotiate is communicated to the other Party, to reach mutual agreement on such renegotiated terms, either Party may seek arbitration in an attempt to remedy the adverse impact of the governmental action, pursuant to the procedures available under
Article XIII hereof. Upon completion of the arbitration process, the arbitrators decision shall become final as provided in Article
XIII. Notwithstanding the foregoing, either Party shall have the right to cancel this Agreement following arbitration upon written notice given to the other Party at least six (6) months in advance; provided, however, that such notice must be given within thirty
(30) days of receipt of the arbitrators  ruling.

XIII. Arbitration

         13.1 Any dispute or controversy between the Parties arising out of this Agreement will be settled by arbitration; provided, however, that the applicability and level of the Demand Charge under Paragraph 5.1(a) and the Administrative Fee under Paragraph 5.1(d)(ii) shall not be subject to arbitration; and provided, further, that the foregoing proviso shall not be applicable in the event of an arbitration pursuant to Paragraph 12.2 hereof in which revision of the Demand Charge and/or the Administrative Fee is necessary in order to eliminate the effect of any adverse governmental action. Arbitration of such dispute or controversy, as well as all recourse to the courts from any decision of the arbitrator(s) shall be subject to the United States Arbitration
Act, as codified at 9 U.S.C. Sec. 1-16 (1991) and the Commercial Arbitration Rules of the American Arbitration Association except to the extent either the United States Arbitration Act or the Commercial Arbitration Rules conflict with provisions herein. In the event of conflict between the United States Arbitration Act and the Commercial Arbitration Rules, the United States Arbitration Act shall govern.

         13.2 Either Party may request arbitration pursuant to this
Article XIII upon providing written notice to the other Party. The Parties shall attempt to agree upon a single arbitrator within fifteen (15) days following receipt of such notice. In this event, the dispute shall be arbitrated by this single arbitrator. If the Parties are unable to agree upon a single arbitrator within such fifteen (15) day period, then each Party shall select an arbitrator within fifteen (15) days of the failure to agree upon a single arbitrator. The two arbitrators shall select a third arbitrator within fifteen (15) days after selection of such arbitrators. Should the two arbitrators fail to agree on a third arbitrator within the fifteen (15) day period, either party may apply to the Senior Judge of the United States District Court for the Southern District of Texas or of the Superior Court of Connecticut for New Haven County for appointment of the third arbitrator. In this event, the dispute shall be arbitrated by these three arbitrators.

         13.3 All arbitrators shall be qualified to decide the matter in dispute, by education and experience within the natural gas industry, and shall be licensed attorneys. No arbitrator shall be a current or former employee, agent, or the beneficial owner of any interest or common stock of either Party, any affiliate of either Party, or any direct competitor of either Party, or a partner or employee of a law firm that has represented either Party within the five years preceding the invocation of arbitration.

         13.4 The arbitrator(s) shall schedule the time and place for hearings or the submission of written statements, at which time each Party shall submit evidence. Pre-trial discovery, shall be available to both Parties. The decision of the arbitrator(s) shall be made within thirty (30) days after the conclusion of any hearings or the submission of written statements of the Parties.
The decision of the arbitrator(s) shall be in writing, shall state with particularity the decision, shall be signed by the arbitrator(s) or a majority of them, and shall be subject to court review in accordance with the United States Arbitration Act. A judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         13.5 Both Parties shall submit evidence in their separate proposals to the arbitrator(s) establishing their relative positions with respect to the dispute. In the event of arbitration concerning revised Index Prices, the arbitrator(s) shall follow the guidelines set out in Paragraph 13.6; and in the event of arbitration pursuant to Paragraph 12.2 hereof, the arbitrator(s) shall follow the guidelines set out in Paragraph 13.7 hereof, as applicable. Following the presentation of the evidence, each Party shall submit its final proposal for resolution of the matter in dispute. The arbitrator(s) shall be limited to selecting either Buyer s or Seller s final proposal.

         13.6 In the event of an arbitration to establish revised Index Prices, the arbitrator(s) shall establish revised Index Prices or a revised price methodology that best approximates the prices for transactions of the kind that were ********, as applicable, at the time of execution of this Agreement as follows:

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.

         13.6(a)   With respect to the first-of-month Index Prices
******** and utilized in setting prices pursuant to Paragraphs
5.1(b)(i), (ii), and (iii), and 5.1(d)(i), the transactions reflected in these indexes predominantly had the following characteristics:

         ********
         ********
         ********
         ********

         13.6(b)   With respect to the Index Prices ******** and
utilized in setting prices pursuant to Paragraphs 2.9(a) and 5.1(c), the transactions reflected in those indexes generally were fully interruptible sales for very short terms (i.e., one day or more but less than thirty days).

         13.7 In any arbitration where revision of the Demand Charge and/or the Administrative Fee is required pursuant to Paragraph 12.2, the arbitrators shall establish a pricing mechanism that results in prices that are responsive to the market and fairly reflect the prices of Gas dedicated to recently executed (relative to the time of arbitration) contracts for long-term sale in the interstate market, or to long-term contracts providing for market sensitive pricing, under which Gas is delivered to Tennessee in the same region as the Delivery Point(s) hereunder.

         13.8 Each Party shall pay the expenses of the arbitrator selected by it, and of its counsel, witnesses, and employees, and all other costs of arbitration shall be equally divided between the Parties.

XIV. Billing and Payment

            14.1(a)   On or before the fifteenth (15th) day of each
calendar month, Seller shall submit to Buyer (by telecopy, mail, or other means, at Seller s option) a statement showing the amount of Gas purchased during the preceding month and the amount due Seller for such purchases as calculated in accordance with the terms of this Agreement. If actual amounts are unavailable, billing and payment shall be made on estimates subject to adjustment in succeeding months. Buyer shall make payment of the amount specified in Seller s statement on or before the twentieth (20th) day of the calendar month by wire transfer as follows:

         ********

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.

         14.1(b)   On or before the twentieth (20th) day of each
calendar month, Buyer shall submit to Seller (by telecopy, mail, or other means, at Buyer s option) a statement showing the amount(s) due Buyer hereunder, if any, related to transactions occurring in the preceding month. If actual amounts are unavailable, billing, and payment shall be made on estimates subject to adjustment in succeeding months. Seller shall make payment of the amount specified in Buyer s statement on or before the twenty-fifth (25th) day of the calendar month by wire transfer as follows:

         ********

         14.2 Should either Party fail to pay part or all of the other Party s statement as provided in Paragraph 14.1, then interest on the unpaid portion shall accrue at the prime interest rate established by Chase Manhattan Bank, N.A. plus two percent (2%) (or the maximum lawful rate, whichever is less) from the due date until the date of payment.

         14.3(a)   Should Buyer fail to pay all or part of any
statement on or before the due date, Seller, subject to Paragraph 14.4, but in addition to any other remedy it may have (and without affecting those remedies), may suspend delivery of Gas to Buyer upon notice. Buyer shall have the right to have deliveries reinstated by paying the full amount due, including interest within ten (10) days of the date when deliveries were suspended.

         14.3(b)   Should Seller fail to pay all or part of any
statement on or before the due date, Buyer, subject to Paragraph 14.4, but in addition to any other remedy it may have (and without affecting those remedies), may suspend receipts of Gas and payment of Demand Charges to Seller upon notice. Seller shall have the right to have receipts and payment of Demand Charges resumed by paying the full amount due, including interest, within ten (10) days of the date when receipts were suspended.

         14.4 If either party in good faith shall dispute the amount of any invoice or part thereof rendered under any provision of this Agreement, and shall pay to the other Party such amounts as it concedes to be correct and at any time within thirty (30) days after a demand made by the Party to be paid, shall furnish a good and sufficient surety bond guaranteeing payment to the Party to be paid of the amount ultimately found due after a final determination, which may be reached either by agreement of the Parties, arbitration pursuant to Article XIII, or final judgment of the courts, the Party to be paid shall not be entitled to suspend deliveries or receipts of Gas and payment of Demand Charges until

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.

default be made in the conditions of such bond. The amount related to any dispute which is ultimately determined to be owed to either party shall be paid in full, with interest which shall accrue at the rate provided for in Paragraph 14.2 from the date payment of such amount was originally due, until the date of payment.

         14.5 The Parties shall have reasonable access to each other s books and records to determine accurate measurement, billing and payment under this Agreement.

         14.6 If Seller owes funds to Buyer under another arrangement, Seller may offset any amounts owed Buyer with amounts Buyer owes
Seller pursuant to this Agreement. If Seller makes such offset, it shall be noted on Seller s statement.

XV. Succession and Assignment

          15.1 Either Party may, without relieving itself of any obligations hereunder, assign any of its rights hereunder to any corporation, partnership, joint venture, or other entity with which it is affiliated, either on a permanent or temporary basis. But no other assignment of this Agreement or any of the rights or obligations hereunder may be made unless and until the Party seeking the assignment obtains the written consent thereto of the non-assigning Party, which consent shall not be unreasonably withheld; provided, however, that nothing in this Agreement in any way prevents either Party from pledging or mortgaging all or any part of such Party s property or rights hereunder as security for mortgage, debt, or other similar obligations; and provided, further, that nothing in this Agreement prevents any company or other entity that purchases, merges, consolidates with, or otherwise succeeds to the interests of either Party hereto, substantially as an entirety, from assuming the rights or obligations of its predecessor in interest under this Agreement.
No transfer of or succession to the interest of either Party hereunder, wholly or partially, will affect or bind the non-assigning Party until it has been furnished with written notice and a true copy of such assignment or with other proper proof that the claimant is legally entitled to such interest.

XVI. Financial Responsibility

          16.1 If the financial responsibility of Buyer becomes or is discovered to be impaired or unsatisfactory to Seller, Seller shall have the right to demand a letter of credit satisfactory to Seller to be received by Seller within thirty (30) days from the date of notice by Seller or Seller may elect to terminate this Agreement.

XVII. Notices

        17.1 Any notice, demand, request, statement, or correspondence provided for in this Agreement, or any notice which a Party may desire to give to the other, shall be in writing (unless otherwise provided) and shall be considered duly delivered when received by mail, telecopy, or overnight courier, at the addresses below:

         (i)  To Seller:

              Statements and all accounting matters:

              Natural Gas Clearinghouse
              13430 Northwest Freeway, Suite 1200
              Houston, Texas  77040
              Attention:  Stephen W. Bergstrom
              Telecopy No.:  (713) 744-1795

         (ii) To Buyer:

              Yankee Gas Services
              599 Research Parkway
              Meriden, Connecticut 06450-1030
              Attention:  Mr. Dave Egelson
              Telecopy No.: (203) 639-4050

         17.2 Either Party may change the information shown in Paragraph 17.1 by giving written notice to the other Party.

XVIII. Confidentiality

       18.1 The terms of the Agreement, including, but not limited to, the price paid for Gas, the quantities of Gas purchased or sold, and all other terms of this Agreement shall be kept confidential by the Parties hereto, except to the extent such information is disclosed to outside counsel or consultants of the Parties or must be disclosed for the purpose of effectuating transportation of Gas or as may be required to be disclosed by regulatory bodies or courts.

XIX. Supply Assurance

          19.1(a)   Seller s Affidavit. Upon Buyer s request, but not
more than once annually, Seller shall, within forty-five (45) Days of receiving such request, deliver to Buyer an affidavit stating ********. The affidavit setting forth Seller's ******** ( Executed Affidavit ) shall reflect Seller s reasonable, good faith determination of the full extent to which it is capable of performing the supply obligations provided for herein, and shall

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.
                                   21
take account of Seller s ********, and/or other relevant information reasonably available to Seller as of the date the Executed Affidavit is submitted. Seller may at any time provide a new Executed Affidavit under this Section 19.1 without having first received a request from Buyer.

         19.1(b)   Procedures.    Buyer s request shall state the
purpose for which it is requesting the Executed Affidavit, such as Buyer's reasonable, well founded concern that Seller ********, Buyer s need to secure financing for new facilities, Buyer's desire to enter into new contractual commitments based on sufficient Gas supplies, or other reasonable purposes for which Buyer may need an accurate understanding of Seller's ********. The averments contained in the Executed Affidavit shall conform to the averments contained in the draft affidavit set forth in Exhibit "B" to this Agreement ("Sample Affidavit"); provided, however, that any averment contained in the Sample Affidavit may be added to, deleted from, or otherwise modified in the Executed Affidavit pursuant to the mutual agreement of the Parties. The Executed Affidavit shall be provided by any officer of Seller or by another representative of Seller who is mutually agreeable to the Parties (which agreement shall not be unreasonably withheld) and who is authorized by Seller to make each of the averments contained in the Executed Affidavit on Seller's behalf ("Authorized Affiant"). The Executed Affidavit shall be based upon the Authorized Affiant s personal knowledge of ********. Seller hereby expressly waives its rights to contest in a court of law, arbitration, or other proceeding respecting this Agreement either (i) the authority or intent of the Authorized Affiant to make each of the averments contained in the Executed Affidavit on Seller s behalf, or (ii) the sufficiency of the Authorized Affiant s review of the aforementioned information forming the basis of the averments contained in the Executed Affidavit; provided, however, that it shall be a defense to a claim of liability under Section 19.3 hereof that the Authorized Affiant deliberately provided a false Executed Affidavit with the intent to subject Seller to the risk of liability thereunder.

         19.2 Failure to Produce Affidavit. If Seller shall willfully fail to produce an Executed Affidavit within the time required by
Section 19.1 hereof, Buyer shall have the sole and exclusive option for thirty (30) days thereafter either (i) to ******** or (ii) to ********. If Buyer elects to ********, Buyer shall send Seller an ********, and Seller shall ********. Buyer s election to ******** shall not have any other effect on this Agreement, and it shall still continue in effect without modification. If Buyer elects to ******** shall be specified in Buyer s notice to Seller and shall fall within the period between ninety (90) and one hundred and eighty (180) Days after the date of Buyer s notice to Seller. If

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.

this Agreement is ******** neither Party ********, nor shall Buyer have any right to ******** arising out of the event that gave rise to the ********.

         19.3 Subsequent Failure to ********. In the event Seller provides an Executed Affidavit and thereafter fails to ******** at least to the extent indicated by such Executed Affidavit on any ******** or more Days during any ********, other than for reasons of force majeure, then, anything in this Agreement to the contrary notwithstanding, Buyer may ******** as set forth in Section 19.4 hereof; provided, however, that none of the following events shall be considered a ******** for purposes of this Paragraph 19.3: (i) a ******** (ii) ******** indicated by the Executed Affidavit; and
(iii) retroactive changes to the ********. Should any such liability be incurred by Seller, any subsequent liability under this Section 19.3 shall be based on a new 180-Day Period beginning after the end of the previous 180-Day Period. If Seller provides a new Executed Affidavit as permitted under Section 19.1, the level of performance required under this Section will be as set forth in the new Executed Affidavit as of the date such new Executed Affidavit is received by Buyer, but the new Executed Affidavit shall not start a new 180-Day Period.

         19.4 Damages. In the event Seller ******** to the extent required in Section 19.3 hereof, Seller shall be ********, due to Buyer s reliance on Seller s Executed Affidavit; provided, however, that, in lieu of seeking damages, Buyer shall have the sole and exclusive option for thirty (30) Days after the end of such 180-Day Period to ********. Any action to ******** from Seller must be brought no later than two (2) years after the end of the 180-Day Period during which liability arises; provided, however, that such action may not be commenced longer than five (5) years after Seller has provided the Executed Affidavit on which Buyer bases its claims ********. If Buyer elects to ********, the effective date of ******** shall be specified in Buyer s notice to Seller and shall fall within the period between ninety (90) and one hundred and eighty (180) Days after the date of Buyer s notice to Seller. ******** as provided in this Section 19.4, neither Party shall have any further obligation after the effective date of such ******** other than as provided herein, nor shall Buyer have any right to recover damages arising out of the event that gave rise to the right to ********.

XX. Miscellaneous

       20.1 This Agreement shall be governed in accordance with the laws of the State of Connecticut (including the Uniform Commercial Code as adopted in Connecticut) except for such laws concerning the

******** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
         DELETED INFORMATION.

application of the laws of another jurisdiction. Except as provided in this Agreement, the Parties hereto waive any and all rights, claims, or other causes of action arising under this Agreement for incidental, consequential, or punitive damages.

         20.2 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES AND CANNOT BE ALTERED, MODIFIED, OR AMENDED EXCEPT IN A WRITING SIGNED BY THE PARTY AGAINST WHOM IT IS TO BE ENFORCED.
THERE ARE NO WARRANTIES EXPRESS OR IMPLIED EXCEPT AS STATED IN THIS
AGREEMENT.

         20.3 Any waiver of any default under this Agreement shall not be construed as a waiver of any future defaults, whether of like or different character.

         20.4 Except as provided in Article XIX, no action, regardless of form, arising out of this Agreement may be brought by either
Party more than one (1) year after the cause of action has arisen.

         20.5 This Agreement shall not be construed to create any third party beneficiary relationship in favor of anyone not a Party to this Agreement. In addition, the Parties waive and disclaim any third party beneficiary status as to any of the contracts of the other Party.

         20.6 This Agreement may be executed in counterparts.

         20.7 The covenant contained in Paragraph 18.1 survives the term of this Agreement.

         NOW THEREFORE, the Parties evidence their consent and agreement to the foregoing by executing below:

BUYER:                       SELLER:

YANKEE GAS SERVICES COMPANY  NATURAL GAS CLEARINGHOUSE

By: /S Thomas J. Houde       By: /s
Title: Vice President - Rates     Title: Executive Vice President
& Resource Planning               Marketing, Supply & Transportation

Attest: /s Mary J. Healey    Attest: /s